Filed Pursuant to Rule 424(b)(2)
Registration No. 333-213580
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $1.25 per share	2,185,000	$36.50	$79,752,500	$9,243.31

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR filed with the Securities and Exchange Commission on September 12, 2016 (File No. 333-213580), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 12, 2016)
$69,350,000
Common Stock

Southside Bancshares, Inc. is offering 1,900,000 shares of its common stock, $1.25 par value per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.” On December 2, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $38.13 per share.
Investing in our common stock involves risks. Before making a decision to purchase our common stock, potential purchasers should consider the information set forth in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.
	Per Share	Total
Price to public	$36.5000	$69,350,000
Underwriting discounts	$1.6425	$3,120,750
Proceeds to us, before expenses	$34.8575	$66,229,250
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission or any bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The shares of common stock are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency or instrumentality.
We have granted the underwriter an option to purchase up to an additional 285,000 shares of common stock for 30 days after the date of this prospectus supplement at the public offering price, less discounts and commissions.
The underwriter expects to deliver the shares to purchasers in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about December 9, 2016.

Prospectus Supplement dated December 6, 2016

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to purchase shares of our common stock.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriter have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriter are not offering to sell nor seeking offers to buy shares of our common stock in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us,” and “our” refer to the combined entities of Southside Bancshares, Inc. and its subsidiaries. The words “Southside” and “Southside Bancshares” refer to Southside Bancshares, Inc. The words “Southside Bank” and “the Bank” refer to Southside Bank.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is http://www.southside.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.
S-ii

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI,” and all such reports, proxy statements and other information filed by us with NASDAQ may be inspected at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed by us separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 8, 2016;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on April 29, 2016, July 29, 2016 and October 28, 2016, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on March 18, 2016, April 20, 2016, May 16, 2016, June 15, 2016 and September 19, 2016;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

In addition, any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to:
Southside Bancshares, Inc.
Attn: Secretary
1201 South Beckham Avenue
Tyler, Texas 75701
Tel.: (877) 639-3511
You should rely only on the information incorporated by reference or set forth in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriter, nor any dealer or agent have authorized anyone else to provide you with additional or different information. We are not, and the underwriter is not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any other offering material
S-iii

or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided).
S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Southside. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions often identify forward-looking statements.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of such forward-looking statement and do not purport to speak as of any other date. Forward-looking statements may include statements about our use of proceeds from this offering, forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; any statements of the plans and objectives of management for future or past operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus reflect the view of management as of the date of such forward-looking statement with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
our management’s discretion to use the proceeds from any sale of securities by us;

•
general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit and liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses;

•
current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we are engaged, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Federal Reserve’s actions with respect to interest rates, the capital requirements promulgated by the Basel Committee on Banking Supervision and other regulatory responses to current economic conditions;

•
adverse changes in the status or financial condition of the Government-Sponsored Enterprises, or the GSEs, impacting the GSEs’ guarantees or ability to pay or issue debt;

•
adverse changes in the credit portfolio of other U.S. financial institutions relative to the performance of certain of our investment securities;

•
economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;

•
changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact interest margins and may impact prepayments on the mortgage-backed securities, or MBS, portfolio;

•
increases in our nonperforming assets;

•
our ability to maintain adequate liquidity to fund operations and growth;

•
the failure of our assumptions underlying allowance for loan losses and other estimates;

S-v

•
execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

•
any applicable regulatory limits or other restrictions on Southside Bank’s ability to pay dividends to us;

•
unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

•
changes impacting our balance sheet and leverage strategy;

•
risks related to actual mortgage prepayments diverging from projections;

•
risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

•
our ability to monitor interest rate risk;

•
risks related to the price per barrel of crude oil;

•
significant increases in competition in the banking and financial services industry;

•
changes in consumer spending, borrowing and saving habits;

•
technological changes, including potential cyber-security incidents;

•
our ability to increase market share and control expenses;

•
our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

•
the effect of changes in federal or state tax laws;

•
the effect of compliance with legislation or regulatory changes;

•
the effect of changes in accounting policies and practices;

•
credit risks of borrowers, including any increase in those risks due to changing economic conditions;

•
risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline; and

•
other risks and uncertainties detailed from time to time in Southside’s SEC filings, including the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

Any forward-looking statements made in this prospectus supplement or the accompanying prospectus or in any documents incorporated by reference herein or therein, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of such statement. Southside does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to Southside or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus supplement.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere in this prospectus supplement. It does not contain all of the information that you should consider before deciding to purchase the common stock offered hereby. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section, and the information incorporated by reference in this prospectus supplement, including the historical financial statements and the related notes thereto and management’s discussion and analysis thereof, before making an investment decision to purchase our common stock. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriter’s option to purchase additional shares from us is not exercised.
Southside Bancshares, Inc.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas that was formed in 1960. We operate through 60 banking centers, 17 of which are located in grocery stores, and 25 motor bank facilities.
At September 30, 2016, Southside had total assets of  $5.46 billion, total loans of  $2.48 billion, deposits of  $3.58 billion and shareholders’ equity of  $472.6 million. Southside has paid a cash dividend every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares). On November 3, 2016, Southside’s board of directors declared a regular quarterly cash dividend of  $0.25 per common share and a special cash dividend of  $0.05 per common share. The combined cash dividend of  $0.30 per common share was paid on December 1, 2016 to shareholders of record as of November 17, 2016.
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
Our consumer loan services include 1-4 family residential loans, home equity loans, home improvement loans, automobile loans and other installment loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1-4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money market, interest and noninterest-bearing checking accounts and certificates of deposit. Our trust services include investment management, administration and advisory services, primarily for individuals and, to a lesser extent, partnerships and corporations. At September 30, 2016, our trust department managed approximately $939.3 million of trust assets.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services. During 2014, we acquired OmniAmerican Bancorp, Inc., a bank holding company traded on the NASDAQ Global Market and the holding company for OmniAmerican Bank, a federal savings association, headquartered in Fort Worth, Texas, which we refer to as Omni.
We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the Texas Department of Banking, and the FDIC, and are subject to numerous laws and regulations relating to our operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
Our headquarters are located at 1201 South Beckham Avenue, Tyler, Texas 75701, and our telephone number is (903) 531-7111. Our website can be found at http://www.southside.com. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering
The following description contains basic information about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock.
Issuer
Southside Bancshares, Inc.
Common stock offered by us
1,900,000 shares (or 2,185,000 shares if the underwriter exercises its option in full to purchase additional shares).
Underwriter’s option to purchase additional shares
We have granted the underwriter an option to purchase up to an additional 285,000 shares from us within 30 days after the date of this prospectus supplement.
Common stock to be outstanding after this offering
28,236,791 shares (or 28,521,791 shares if the underwriter exercises its option in full to purchase additional shares).(1)
Public offering price
$36.50 per share of common stock.
Use of proceeds
We estimate that our net proceeds from this offering, after deducting underwriting discounts and our estimated expenses, will be approximately $65.98 million (or approximately $75.91 million if the underwriter exercises its option in full to purchase additional shares).
We expect to use our net proceeds from this offering, including any net proceeds from the underwriter’s exercise of its option to purchase additional shares, for general corporate purposes, including potential future acquisitions and to support organic growth.
Dividends
On November 3, 2016, our board of directors declared a regular quarterly cash dividend of  $0.25 per common share and a special cash dividend of  $0.05 per common share. The combined cash dividend of  $0.30 per common share was paid on December 1, 2016 to shareholders of record as of November 17, 2016. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements, restrictions contained in financing instruments and other factors that our board of directors may deem relevant.
Risk factors
Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
NASDAQ Global Select Market Symbol
Our common stock currently trades on the NASDAQ Global Select Market under the symbol “SBSI.”

(1)
The number of shares of common stock to be outstanding immediately following this offering is based on 26,336,791 shares of common stock outstanding as of December 1, 2016 and does not reflect 878,415 shares of common stock issuable pursuant to outstanding stock options and 112,383 shares of common stock issuable pursuant to outstanding restricted stock units as of November 30, 2016. See “Footnote 11 — Employee Benefits — Share-based Incentive Plans” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a description of our 2009 Incentive Plan, which allows for the issuance of common stock-based awards.

Summary Selected Financial Data
The following summary selected financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from our audited consolidated financial statements. The consolidated financial information as of and for the nine months ended September 30, 2016 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the data for those dates. The selected consolidated income data for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2016. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, each of which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Income Statement Data
Interest income	$125,233	$154,532	$123,778	$119,602	$116,020	$131,038
Interest expense	20,309	19,854	16,956	17,968	26,895	35,631
Net interest income	104,924	134,678	106,822	101,634	89,125	95,407
Provision for loan losses	7,715	8,343	14,938	8,879	10,736	7,496
Net interest income after provision for loan losses	97,209	126,335	91,884	92,755	78,389	87,911
Noninterest income	32,698	37,895	24,489	35,245	40,021	35,322
Noninterest expense	83,645	112,954	97,704	81,713	76,107	72,348
Income before income tax expense	46,262	51,276	18,669	46,287	42,303	50,885
Income tax expense (benefit)	8,486	7,279	(2,164)	5,097	7,608	10,394
Net income	37,776	43,997	20,833	41,190	34,695	40,491
Net income attributable to the noncontrolling interest	—	—	—	—	—	(1,358)
Net income attributable to Southside Bancshares, Inc.	$37,776	$43,997	$20,833	$41,190	$34,695	$39,133
Balance Sheet Data
Investment securities	$896,695	$752,135	$695,529	$728,981	$618,716	$284,452
Mortgage-backed securities	1,501,115	1,492,653	1,395,498	1,115,827	1,051,898	1,729,516
Loans, net of allowance for loan losses	2,467,648	2,412,017	2,167,841	1,332,396	1,242,392	1,068,690
Total assets(2)	5,464,903	5,161,996	4,807,176	3,445,574	3,237,309	3,303,717
Deposits	3,581,387	3,455,407	3,374,417	2,527,808	2,351,897	2,321,671
Long-term obligations(2)	621,640	562,512	660,278	559,571	429,314	320,935
Shareholders’ equity	472,560	444,062	425,243	259,518	257,763	258,927
Per Share Data
Earnings per common share, basic(3)	$1.43	$1.65	$0.99	$1.99	$1.65	$1.86
Earnings per common share, diluted(3)	1.43	1.65	0.99	1.99	1.65	1.86
Cash dividends paid per common share	0.71	1.00	0.96	0.91	1.11	0.90
Weighted average common shares outstanding, basic(3)	26,314	26,621	21,033	20,697	21,069	21,005

	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Weighted average common shares outstanding, diluted(3)	26,425	26,711	21,137	20,741	21,084	21,015
Book value per common share(3)	17.98	16.66	16.00	12.51	12.43	12.30
Tangible book value per share(3)(4)	14.31	12.97	12.23	11.44	11.34	11.22
Performance Ratios
Return on average assets	0.98%	0.90%	0.60%	1.22%	1.05%	1.25%
Return on average equity	10.87	10.04	7.24	16.50	12.83	16.20
Return on average tangible common equity(4)	14.11	13.39	7.99	18.15	14.05	17.95
Net interest margin	3.35	3.40	3.77	3.69	3.26	3.60
Efficiency ratio(4)	54.78	59.32	55.42	55.71	60.59	55.21
Asset Quality Ratios
Nonperforming assets to total loans and other real estate(5)	0.64%	1.34%	0.56%	1.01%	1.16%	1.21%
Nonaccrual loans to total loans(5)	0.34	0.84	0.19	0.60	0.82	0.95
Allowance for loan losses to total loans	0.64	0.81	0.61	1.40	1.63	1.71
Allowance for loan losses to nonperforming loans(5)	101.67	62.31	133.27	157.58	154.46	149.36
Net charge-offs to average total loans	0.63	0.09	1.44	0.82	0.74	0.92
Capital Ratios
Tier 1 leverage ratio	8.55%	8.61%	11.35%	9.07%	9.11%	8.64%
Common equity Tier 1 capital ratio	12.29	12.71	N/A	N/A	N/A	N/A
Tier 1 risk-based capital ratio	14.07	14.56	16.12	20.47	21.16	21.11
Total risk-based capital ratio	17.80	15.27	16.69	21.71	22.42	22.36
Total shareholders’ equity to total assets	8.65	8.60	8.85	7.53	7.96	7.84
Tangible common equity to tangible assets(4)	7.00	6.83	6.91	6.93	7.32	7.20

(1)
We completed the acquisition of Omni on December 17, 2014. Accordingly, our balance sheet data as of December 31, 2014 reflects the effects of the acquisition of Omni. Income statement data with respect to Omni includes only the results of Omni’s operations for December 17 - December 31, 2014.

(2)
Prior period amounts have been reclassified to conform to current year presentation in connection with the adoption of ASU 2015-03 “Interest-Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs”.

(3)
On May 5, 2016, Southside declared a 5% stock dividend on its common stock which was paid on June 28, 2016. All prior periods presented have been adjusted to give retroactive recognition to stock dividends.

(4)
Tangible book value per share, return on average tangible common equity, the efficiency ratio and the tangible common equity to tangible assets ratio are not measures recognized under generally accepted accounting principles, or GAAP, and therefore are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below.

(5)
The amount reflected for 2014 excludes purchased credit impaired loans measured at fair value at acquisition of Omni.

Reconciliation of Non-GAAP Financial Measures
The measures entitled return on average tangible common equity, tangible common equity to tangible assets ratio, tangible book value per share and efficiency ratio referenced in “Summary Selected Financial Data” above are non-GAAP financial measures.
The most comparable GAAP measures to return on average tangible common equity, the tangible common equity to tangible assets ratio and tangible book value per share are the return on average equity, the ratio of total shareholders’ equity to total assets and book value per share, respectively. Management believes that the presentation of these measures excluding the impact of intangible assets provides useful supplemental information that is helpful in understanding our financial condition and results of operations, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength. Management also believes that providing measures that exclude balances of intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.
The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding net gains (losses) on sales of available for sale investment securities and certain non-recurring income.
These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of non-GAAP measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies.
The computation of return on average tangible common equity, tangible common equity to tangible assets ratio and tangible book value per share and the reconciliation of these measures to the most comparable GAAP measure along with our calculation of the efficiency ratio are set forth in the tables below:
Return on Average Tangible Common Equity
	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands)
Net income available to common shareholders	$37,776	$43,997	$20,833	$41,190	$34,695	$39,133
After-tax amortization expense	967	1,496	133	98	133	170
Adjusted net income available to common shareholders	$38,743	$45,493	$20,966	$41,288	$34,828	$39,303
Average common equity	$464,008	$438,427	$287,768	$249,709	$270,358	$241,560
Average intangible assets	(97,365)	(98,702)	(25,377)	(22,287)	(22,460)	(22,574)
Average tangible common equity	$366,643	$339,725	$262,391	$227,422	$247,898	$218,986
Return on average equity	10.87%	10.04%	7.24%	16.50%	12.83%	16.20%
Return on average tangible common equity	14.11%	13.39%	7.99%	18.15%	14.05%	17.95%

Tangible Common Equity to Tangible Assets
	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands)
Total shareholders’ equity	$472,560	$444,062	$425,243	$259,518	$257,763	$258,927
Goodwill	(91,520)	(91,520)	(91,372)	(22,034)	(22,034)	(22,034)
Other intangible assets, net	(5,060)	(6,548)	(8,844)	(178)	(324)	(522)
Tangible common equity	$375,980	$345,994	$325,027	$237,306	$235,405	$236,371
Total assets(2)	$5,464,903	$5,161,996	$4,807,176	$3,445,574	$3,237,309	$3,303,717
Goodwill	(91,520)	(91,520)	(91,372)	(22,034)	(22,034)	(22,034)
Other intangible assets, net	(5,060)	(6,548)	(8,844)	(178)	(324)	(522)
Tangible assets	$5,368,323	$5,063,928	$4,706,960	$3,423,362	$3,214,951	$3,281,161
Total shareholders’ equity to total assets	8.65%	8.60%	8.85%	7.53%	7.96%	7.84%
Tangible common equity to tangible assets	7.00%	6.83%	6.91%	6.93%	7.32%	7.20%
Tangible Book Value Per Share
	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Total shareholders’ equity	$472,560	$444,062	$425,243	$259,518	$257,763	$258,927
Tangible common equity	375,980	345,994	325,027	237,306	235,405	236,371
Common shares outstanding	26,278	26,670	26,587	20,749	20,756	21,063
Book value per share	$17.98	$16.66	$16.00	$12.51	$12.43	$12.30
Tangible book value per share	$14.31	$12.97	$12.23	$11.44	$11.34	$11.22
Efficiency Ratio
	As of and for the Nine Months Ended September 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands)
Noninterest expense	$83,645	$112,954	$97,704	$81,713	$76,107	$72,348
Pre-tax amortization expense	(1,488)	(2,301)	(204)	(151)	(204)	(262)
Nonrecurring expense	(2,344)	(527)	(15,838)	(1,268)	(228)	(84)
Adjusted noninterest expense	$79,813	$110,126	$81,662	$80,294	$75,675	$72,002
Net interest income (taxable equivalent)	$118,212	$151,400	$122,946	$117,317	$100,128	$105,593
Noninterest income	32,698	37,895	24,489	35,245	40,021	35,322
Nonrecurring income	(5,202)	(3,660)	(75)	(8,430)	(15,256)	(10,502)
Total revenue	$145,708	$185,635	$147,360	$144,132	$124,893	$130,413
Efficiency ratio	54.78%	59.32%	55.42%	55.71%	60.59%	55.21%

(1)
We completed the acquisition of Omni on December 17, 2014. Accordingly, our balance sheet data as of December 31, 2014 reflects the effects of the acquisition of Omni. Income statement data with respect to Omni includes only the results of Omni’s operations for December 17 - December 31, 2014.

(2)
Prior period amounts have been reclassified to conform to current year presentation in connection with the adoption of ASU 2015-03 “Interest-Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs”.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of our common stock could lose some or all of their investment.
Risks Related to Our Common Stock and This Offering
Our stock price can be volatile.
Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:
•
actual or anticipated variations in our results of operations, financial condition or asset quality;

•
recommendations by securities analysts;

•
operating and stock price performance of other companies that investors deem comparable to us;

•
news reports relating to trends, concerns and other issues in the financial services industry;

•
perceptions in the marketplace regarding us and/or our competitors;

•
perceptions in the marketplace regarding the impact of the change in price per barrel of crude oil on the Texas economy;

•
new technology used, or services offered, by competitors;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•
failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•
future issuances of our common stock or other securities;

•
additions or departures of key personnel;

•
changes in government regulations; and

•
geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.
Acquisitions and potential acquisitions may disrupt our business and dilute shareholder value.
We occasionally evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and fair values, and, therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits and synergies from an acquisition could have a material adverse effect on our financial condition and results of operations.

The trading volume in our common stock is less than that of other larger financial services companies.
Although our common stock is listed for trading on the NASDAQ Global Select Market, the trading volume for our common stock is low relative to other larger financial services companies, and you are not assured liquidity with respect to transactions in our common stock. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.
The holders of our subordinated notes and junior subordinated debentures have rights that are senior to those of our shareholders.
On September 19, 2016, we issued $100 million of 5.50% fixed-to-floating subordinated notes, which mature in September 2026. On September 4, 2003, we issued $20.6 million of floating rate junior subordinated debentures in connection with a $20.0 million trust preferred securities issuance by our subsidiary, Southside Statutory Trust III. These junior subordinated debentures mature in September 2033. On August 8 and 10, 2007, we issued $23.2 million and $12.9 million, respectively, of fixed-to-floating rate junior subordinated debentures in connection with $22.5 million and $12.5 million, respectively, trust preferred securities issuances by our subsidiaries Southside Statutory Trust IV and V, respectively. Trust IV matures October 2037 and Trust V matures September 2037. As part of the acquisition of Fort Worth Bancshares, Inc. on October 10, 2007, we assumed $3.6 million of floating rate junior subordinated debentures issued to Magnolia Trust Company I in connection with $3.5 million of trust preferred securities issued in 2005 that matures in 2035. We conditionally guarantee payments of the principal and interest on the trust preferred securities. Our subordinated notes and junior subordinated debentures are senior to our shares of common stock. As a result, we must make payments on the subordinated notes and junior subordinated debentures (and the related trust preferred securities) before any dividends can be paid on our common stock and, in the event of bankruptcy, dissolution or liquidation, the holders of the debentures must be satisfied before any distributions can be made to the holders of common stock. We have the right to defer distributions on our junior subordinated debentures (and the related trust preferred securities) for up to five years, during which time no dividends may be paid to holders of common stock.
Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.
We intend to use our net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. Our net proceeds and the funds made available to us may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”
An investment in our common stock is not an insured deposit.
Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section, elsewhere in this prospectus supplement and in the information incorporated herein by reference, including under heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015. Investment in our common stock is also subject to the market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.
Provisions of our certificate of formation and bylaws, as well as state and federal banking regulations, could delay or prevent a takeover of us by a third party.
Our certificate of formation and bylaws could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the price of our common stock. These provisions include, among others, requiring advance notice for raising business matters or nominating directors at shareholders’ meetings and staggered board elections.
Any individual, acting alone or with other individuals, who are seeking to acquire, directly or indirectly, 10.0% or more of our outstanding common stock must comply with the Change in Bank Control Act, which requires prior notice to the Federal Reserve for any acquisition. Additionally, any entity that wants to acquire 5.0% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.
These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares.
We may issue additional securities, which could dilute your ownership percentage.
In certain situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued stock. In the future, we may issue additional securities, through public or private offerings, to raise additional capital or finance acquisitions. Any such issuance would dilute the ownership of current holders of our common stock.
We rely on dividends from our subsidiary for most of our revenue.
Southside Bancshares is a separate and distinct legal entity from our subsidiaries. We receive substantially all of our revenue from dividends from our subsidiary, Southside Bank. These dividends are the principal source of funds to pay dividends on our common stock and interest and principal on our debt. Various federal and/or state laws and regulations limit the amount of dividends that Southside Bank and certain nonbank subsidiaries may pay to us. Also, Southside Bancshares’ right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event Southside Bank is unable to pay dividends to Southside Bancshares, we may not be able to service debt, pay obligations or pay dividends to our shareholders. As a result, the inability to receive dividends from Southside Bank could have a material adverse effect on Southside Bancshares’ business, financial condition and results of operations.
You may not receive dividends on our common stock.
Although we have historically declared quarterly cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected.
As noted above, our ability to pay dividends depends primarily upon the receipt of dividends or other capital distributions from Southside Bank. Southside Bank’s ability to pay dividends to us is subject to, among other things, its earnings, financial condition and need for funds, as well as federal and state governmental policies and regulations applicable to us and Southside Bank, including the statutory requirement that we serve as a source of financial strength for Southside Bank, which limit the amount that may be paid as dividends without prior regulatory approval. Additionally, if Southside Bank’s earnings are not sufficient to pay dividends to us while maintaining adequate capital levels, we may not be able to pay dividends to our shareholders. See “Supervision and Regulation — Holding Company Regulation —  Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of regulatory and other restrictions on dividend declarations.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $65.98 million, after deducting underwriting discounts and our estimated expenses (or approximately $75.91 million if the underwriter exercises its option in full to purchase additional shares). We expect to use our net proceeds from the sale of the shares of common stock in this offering, including any net proceeds from the underwriter’s exercise of its option to purchase additional shares, for general corporate purposes, including potential future acquisitions and to support organic growth. We currently have no definitive agreements or arrangements regarding any future acquisitions.

CAPITALIZATION
The following table sets forth our capitalization on a consolidated basis as of:
•
September 30, 2016, on an actual basis; and

•
September 30, 2016, on an as-adjusted basis to give effect to the sale of 1,900,000 shares of common stock (assuming the underwriter does not exercise its option to purchase additional shares) offered by us at the public offering price of  $36.50 per share in this offering, and after deducting the underwriting discount and our estimated offering expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is incorporated by reference into this prospectus supplement.
	As of September 30, 2016
	Actual	As-Adjusted
	(In thousands, except share data)
Short-term obligations
Federal funds purchased and repurchase agreements	$11,516	$11,516
FHLB advances	709,118	709,118
Total short-term obligations	$720,634	$720,634
Long-term obligations
FHLB advances	$463,316	$463,316
Subordinated notes, net of unamortized debt issuance costs	98,089	98,089
Long-term debt, net of unamortized debt issuance costs	60,235	60,235
Total long-term obligations	$621,640	$621,640
Shareholders’ equity
Common stock ($1.25 par value, 40,000,000 shares authorized, 29,191,241 shares issued, actual and 31,091,241 as adjusted)(1)	$36,489	$38,864
Paid-in capital	459,808	523,412
Retained earnings	26,420	26,420
Treasury stock, at cost (2,913,064 shares at September 30, 2016, actual and as adjusted)	(47,891)	(47,891)
Accumulated other comprehensive loss	(2,266)	(2,266)
Total shareholders’ equity	$472,560	$538,539
Total capitalization	$1,814,834	$1,880,813

(1)
Does not reflect 795,213 shares of common stock issuable pursuant to outstanding stock options and 71,517 shares of common stock issuable pursuant to outstanding restricted stock units, in each case as of September 30, 2016. See “Footnote 11 — Employee Benefits — Share-based Incentive Plans” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a description of our 2009 Incentive Plan, which allows for the issuance of common stock-based awards.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our common stock trades on the NASDAQ Global Select Market under the symbol “SBSI.” Set forth below are the high and low sales prices on the NASDAQ Global Select Market for the periods indicated since January 1, 2014. Also set forth below are the cash dividends we paid for the periods indicated. During each of 2016, 2015 and 2014, we also declared and paid a 5% stock dividend. Stock prices listed below have been adjusted to give retroactive recognition to such stock dividends.
	Sales price per share		Cash dividends per share
	High	Low
2016
Fourth Quarter (through December 2)	$38.47	$31.54	$0.30
Third Quarter	33.17	30.25	0.24
Second Quarter	31.28	23.62	0.24
First Quarter	25.47	18.67	0.23
2015
Fourth Quarter	27.52	22.88	0.31
Third Quarter	28.30	23.25	0.23
Second Quarter	28.34	24.94	0.23
First Quarter	27.66	23.50	0.23
2014
Fourth Quarter	31.11	26.20	0.32
Third Quarter	31.16	25.83	0.22
Second Quarter	28.26	23.17	0.21
First Quarter	27.30	21.75	0.21
There were approximately 1,500 holders of record of our common stock, the only class of equity securities currently issued and outstanding, as of December 2, 2016. On December 2, 2016, the closing sale price for our common stock was $38.13 per share, as reported on the NASDAQ Global Select Market.
We have paid a cash dividend at least once every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares). Future dividends will depend on our earnings, financial condition and other factors that our board of directors considers to be relevant. In addition, we must make payments on our subordinated notes and junior subordinated debentures before any dividends can be paid on our common stock. For additional discussion relating to restrictions that limit our ability to pay dividends refer to “Item 1. Business — Supervision and Regulation” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources” of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK
Our Restated Certificate of Formation authorizes us to issue up to 40,000,000 shares of common stock, par value $1.25 per share. See “Description of Capital Stock — Common Stock” on page 9 of the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus for additional information regarding our common stock.

MATERIAL U.S. FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a general discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by certain “non-U.S. holders” (as defined below). This discussion is limited to non-U.S. holders who purchase and hold our common stock as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury regulations, judicial decisions, and administrative pronouncements of the Internal Revenue Service, or the “IRS,” all as in effect on the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which could affect the U.S. federal income and estate tax consequences described herein. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a non-U.S. holder’s acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.
For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes:
•
an entity or arrangement treated as a partnership;

•
an individual citizen or resident of the United States (including certain former citizens and former long-term residents of the United States);

•
a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under the Code have the authority to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996, and (c) has made a valid election under applicable Treasury regulations to be treated as a United States person as defined under the Code.

This discussion does not address all aspects of U.S. federal income and estate taxation (such as the Medicare contribution tax or the alternative minimum tax) that may be applicable to investors in light of their particular circumstances, and does not address any state, local, foreign or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as U.S. gift tax consequences). Furthermore, this discussion does not describe the U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax laws (including, but not limited to, a U.S. expatriate, a bank or financial institution, a broker, a dealer in securities or currencies, an insurance company, a tax-exempt organization, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity for U.S. federal income tax purposes or an investor in a pass-through entity for U.S. federal income tax purposes, a person who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, or a person holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment). Furthermore, this discussion does not address U.S. federal estate (except as specifically addressed herein with respect to U.S. federal estate taxes), gift tax, or any aspects of state, local, or foreign tax laws. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your independent tax advisors as to the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of our common stock.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.
Distributions on Common Stock
In general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code, and may be subject to tax as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the non-U.S. holder’s basis in the common stock and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “— Disposition of Common Stock.” Any distribution described in this paragraph would also be subject to the discussion below under “— Additional withholding and reporting requirements under FATCA.”
Any dividends paid to you as a non-U.S. holder of common stock that are not “effectively connected” with your trade or business in the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount (or if you are eligible for the benefits of an income tax treaty and certain certification requirements are satisfied, at the lower rate specified in such applicable income tax treaty). A non-U.S. holder who wishes to claim the benefit of an applicable treaty and avoid backup withholding (as discussed below) for dividends will be required to (i) complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such non-U.S. holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS. You should consult your independent tax advisors regarding your entitlement to benefits under a relevant income tax treaty.
Any dividends paid to a non-U.S. holder that are “effectively connected” with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder timely provides us or our paying agent with a valid IRS Form W-8ECI (or successor form) properly certifying such exemption and containing the non-U.S. holder’s taxpayer identification number. Instead, such “effectively connected” dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person under the Code, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, any “effectively connected” dividends that it receives may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or such lower rate if specified by an applicable income tax treaty.
Disposition of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the disposition of our common stock unless:
•
the gain is “effectively connected” with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a United States real property holding corporation, or a “USRPHC,” for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of our common stock at any time during the relevant period. We believe we are not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in a trade or business.

A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder was a United States person as defined under the Code. For a corporate non-U.S. holder for U.S. federal income tax purposes, such “effectively connected” gains may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate.
An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax (or at such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S.-source capital losses.
A non-U.S. holder described in the third bullet point above, will be subject to the U.S. federal income tax under the regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the non-U.S. holder were a United States person as defined under the Code, except that the “branch profits tax” will not apply. However, we believe we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding on dividends paid to such non-U.S. holder unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code, or otherwise establishes an exemption in the manner described above (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied).
Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received by a non-U.S. holder from the disposition of our common stock, unless the non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code, or otherwise establishes an exemption in the manner described above (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied).
U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Federal Estate Tax
Shares of our common stock owned (or deemed to be held) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death generally will be treated as U.S. situs property and included in such person’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and thus may be subject to U.S. federal estate tax.
Additional Withholding and Reporting Requirements Under FATCA
Subject to certain exceptions, the Foreign Account Tax Compliance Act, or “FATCA,” generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and the gross proceeds from the disposition of our common stock paid, to a “foreign financial institution” (as specifically defined under these rules) after December 31, 2018 (regardless of whether the foreign financial institution holds such common stock for its own account or as an intermediary), unless such institution (i) enters into an agreement with the U.S. government and complies with such agreement or (ii) registers with the Internal Revenue Services and complies with an applicable intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) or any foreign law implementing an applicable IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners).
In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and the gross proceeds from the disposition of our common stock paid, to a non-financial foreign entity after December 31, 2018, unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes.
Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the offered securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA; Keogh plans, individual retirement accounts and other plans or arrangements that are subject to Section 4975 of the Code; persons who are fiduciaries with respect to such plans or arrangements; or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively referred to as Similar Laws); and entities (including certain insurance company general accounts) whose underlying assets are considered to include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s, account’s or arrangement’s investment therein, each referred to as a Plan.
The following summarizes certain aspects of ERISA, the Code, and Similar Laws that may affect a decision by Plans to invest in the offered securities described herein. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s decision to invest and is not intended to be legal advice. Fiduciaries of any Plan should consult their own legal counsel before investing in the offered securities described herein.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (referred to as an ERISA Plan) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation, direct or indirect, to such a Plan, or has any authority or responsibility to do so, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the offered securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the exclusive benefit rule and the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In considering whether an investment in the offered securities is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment, and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and opportunity for gain association with the offered securities.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such ERISA Plans, unless an exemption is available under applicable law or issued by the U.S. Department of Labor, or DOL. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such parties in interest, disqualified persons, or fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.
The acquisition and/or holding of the offered securities by an ERISA Plan with respect to which the Company or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the offered securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied or that these statutory or class exemptions will be available with respect to a transaction involving the offered securities or with respect to any particular Plan.
A fiduciary of any such Plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws. The offered securities should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in (i) a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws, (ii) an impermissible or imprudent investment, or (iii) a breach of fiduciary duty or applicable law. Each purchaser or holder of the offered securities will have exclusive responsibility for ensuring that its purchase, holding, and subsequent disposition of the offered securities does not violate ERISA, the Code, or any Similar Law. Nothing herein shall be construed as a representation that an investment in the offered securities would meet any or all of the relevant legal requirements with respect to investments by, or that investment in the offered securities is appropriate for, ERISA Plans or other plans and arrangements.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement between us and Keefe, Bruyette & Woods, Inc., as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 1,900,000 shares of common stock.
The underwriting agreement provides that the underwriter’s obligation to purchase our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:
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the representations and warranties made by us to the underwriter are true;

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there is no material adverse change in the financial markets; and

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we deliver customary closing documents and legal opinions to the underwriter.

Subject to these conditions, the underwriter is committed to purchase and pay for all shares of common stock offered by this prospectus supplement, if any such shares of our common stock are purchased. The underwriter is not, however, obligated to purchase or pay for the shares of our common stock covered by the underwriter’s option to purchase additional shares described below, unless and until they exercise this option.
The common stock is being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of certain legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.
Offering Price
We have been advised that the underwriter proposes to offer our common stock to the public at the offering price set forth on the cover page of this prospectus supplement and to certain selected dealers at this price, less a concession not in excess of  $0.9855 per share. The underwriter may allow, and any selected dealers may reallow, a concession not to exceed $0.10 per share to certain brokers and dealers. After our common stock is released for sale to the public, the offering price and other selling terms may from time to time be changed by the underwriter.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “SBSI.”
Electronic Prospectus Delivery
A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter or any selling group member. In connection with this offering, the underwriter, any selling group member or securities dealers may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares of our common stock to selling group members, if any, for sale to their online brokerage account holders. The underwriter will allocate shares of our common stock to any selling group member that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriter or any selling group member is not part of this prospectus supplement.
Underwriting Discount and Offering Expenses
The table below shows the per share and total underwriting discount that we will pay to the underwriter. These amounts are shown reflecting no exercise and full exercise of the underwriter’s option to purchase additional shares.
	Per Share	No Exercise	Full Exercise
Public offering price	$36.5000	$69,350,000.00	$79,752,500.00
Underwriting discount	$1.6425	$3,120,750.00	$3,588,862.50
Proceeds, before expenses, to us	$34.8575	$66,229,250.00	$76,163,637.50

We estimate that our share of the total offering expenses, excluding the underwriting discount, will be approximately $250,000. We have agreed to reimburse the underwriter for all expenses in connection with any blue sky surveys and filings and the costs associated with creating and maintaining a “net roadshow” presentation for investors.
Underwriter’s Option to Purchase Additional Shares
We have granted to the underwriter a 30-day option to purchase additional shares, from the date of the pricing of this offering, to purchase up to an aggregate of 285,000 shares of our common stock at the public offering price, less the underwriting discount set forth above.
Indemnification and Contribution
We have agreed to indemnify the underwriter and persons who control the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.
Lock-Up Agreements
We, our directors and certain of our officers have agreed that for a period of 90 days from the date of this prospectus supplement (subject to possible extension), neither we nor any of our executive officers or directors will, without the prior written consent of the underwriter, sell, offer to sell or otherwise dispose of or hedge any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. These lock-up agreements contain exceptions, including for certain gifts, estate planning transactions and transfers of shares to us in connection with the exchange or transfer of shares in satisfaction or payment of the exercise price of stock options, or to satisfy tax withholding obligations in connection with the exercise or vesting of options, restricted stock units or other stock-based awards granted under our incentive plan. The underwriter, in its sole discretion, may release the securities subject to these lock-up agreements at any time without notice.
Price Stabilization and Short Positions
In connection with this offering, the underwriter and any selling group member may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:
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stabilizing transactions;

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short sales; and

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purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriter or any selling group member of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter and any selling group member will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the option to purchase additional shares. The underwriter and any selling group member must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter or any selling group member is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, the underwriter or any selling group member may discontinue them at any time. The underwriter and any selling group member may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.
Passive Market Marketing
In connection with this offering, the underwriter, any selling group member and selected dealers may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter, any selling group member and selected dealers are not required to engage in a passive market making and may end passive market making activities at any time.
Affiliations
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation and brokerage activities. From time to time, the underwriter and/or its affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees and expense reimbursement. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.
The underwriter served as our financial advisor in connection with our acquisition of OmniAmerican Bancorp, Inc., which closed in December 2014.
Other Considerations
It is expected that delivery of the common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock offered hereby which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:
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to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to any legal entity which has two or more of  (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive); or

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in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
United Kingdom
The underwriter has represented and agreed that:
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it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares of common stock offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

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it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock offered hereby in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriter by Norton Rose Fulbright US LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from the Southside’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Southside Bancshares, Inc.’s and subsidiaries’ internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Common Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock; warrants to purchase shares of our common stock, senior debt securities and subordinated debt securities; senior debt securities; subordinated debt securities; purchase contracts relating to the purchase or sale of securities, currencies or commodities; and units consisting of two or more of the foregoing.
We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling shareholders may sell shares of our common stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.
Each time that we or any selling shareholders sell securities using this prospectus, we or any selling shareholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling shareholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 before you invest in our securities.
Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.
None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 12, 2016

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we and/or certain selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling shareholders may offer. Each time we and/or certain selling shareholders offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” and “our” refer to the combined entities of Southside Bancshares, Inc. and its subsidiaries. The words “Southside” and “Southside Bancshares” refer to Southside Bancshares, Inc. The words “Southside Bank” and “the Bank” refer to Southside Bank. “SFG” refers to SFG Finance, LLC (formerly Southside Financial Group, LLC), which was a wholly-owned subsidiary of the Bank as of July 15, 2011. SFG is consolidated in our financial statements and was dissolved in April 2015. “Omni” refers to OmniAmerican Bancorp, Inc., a bank holding company acquired by Southside on December 17, 2014.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.
You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI,” and all such reports, proxy statements and other information filed by us with NASDAQ may be inspected at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.
We also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.southside.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 8, 2016;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on April 29, 2016 and July 29, 2016, respectively;

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Our Current Reports on Form 8-K, filed with the SEC on March 18, 2016, April 20, 2016, May 16, 2016 and June 15, 2016;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

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The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Southside Bancshares, Inc., Attn: Secretary, 1201 South Beckham Avenue, Tyler, Texas, 75701; Tel.: (877) 639-3511.
You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling shareholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Southside. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions often identify forward-looking statements.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; any statements of the plans and objectives of management for future or past operations; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
use of proceeds from any sale of securities by us;

•
general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit and liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses;

•
current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we are engaged, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Federal Reserve’s actions with respect to interest rates, the capital requirements promulgated by the Basel Committee on Banking Supervision and other regulatory responses to current economic conditions;

•
adverse changes in the status or financial condition of the Government-Sponsored Enterprises (the “GSEs”) impacting the GSEs’ guarantees or ability to pay or issue debt;

•
adverse changes in the credit portfolio of other U.S. financial institutions relative to the performance of certain of our investment securities;

•
economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;

•
changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact interest margins and may impact prepayments on the mortgage-backed securities (“MBS”) portfolio;

•
increases in our nonperforming assets;

•
our ability to maintain adequate liquidity to fund operations and growth;

•
the failure of our assumptions underlying allowance for loan losses and other estimates;

•
execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

•
unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

•
changes impacting our balance sheet and leverage strategy;

•
risks related to actual mortgage prepayments diverging from projections;

•
risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

•
our ability to monitor interest rate risk;

•
risks related to the price per barrel of crude oil;

•
significant increases in competition in the banking and financial services industry;

•
changes in consumer spending, borrowing and saving habits;

•
technological changes, including potential cyber-security incidents;

•
our ability to increase market share and control expenses;

•
our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

•
the effect of changes in federal or state tax laws;

•
the effect of compliance with legislation or regulatory changes;

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the effect of changes in accounting policies and practices;

•
credit risks of borrowers, including any increase in those risks due to changing economic conditions;

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risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline; and

•
other risks and uncertainties detailed from time to time in Southside’s SEC filings.

Any forward-looking statements made in this prospectus or in any documents incorporated by reference into this prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Southside does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to Southside or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

SOUTHSIDE BANCSHARES, INC.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas that was formed in 1960. We operate through 60 banking centers, 18 of which are located in grocery stores, and 25 motor bank facilities.
At June 30, 2016, Southside had total assets of  $5.04 billion, total loans of  $2.38 billion, deposits of $3.57 billion and shareholders’ equity of  $472.3 million. Southside has paid a cash dividend every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares). On May 5, 2016, Southside’s board of directors declared a 5% stock dividend to holders of record of common stock as of May 31, 2016, which was paid on June 28, 2016.
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
Our consumer loan services include 1-4 family residential loans, home equity loans, home improvement loans, automobile loans and other installment loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1-4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money market, interest and noninterest bearing checking accounts and certificates of deposit. Our trust services include investment management, administration and advisory services, primarily for individuals and, to a lesser extent, partnerships and corporations. At June 30, 2016, our trust department managed approximately $894.2 million of trust assets.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services. During 2014, we acquired OmniAmerican Bancorp, Inc., a bank holding company traded on the NASDAQ Global Market and the holding company for OmniAmerican Bank, a federal savings association, headquartered in Fort Worth, Texas.
We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the Texas Department of Banking, and the FDIC, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
Southside’s headquarters are located at 1201 South Beckham Avenue, Tyler, Texas 75701, and our telephone number is (903) 531-7111. Our website can be found at http://www.southside.com. The contents of our website are not incorporated into this prospectus.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling shareholders under this prospectus or any prospectus supplement.

SELECTED FINANCIAL DATA
The following selected financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from our audited consolidated financial statements. The consolidated financial information as of and for the six months ended June 30, 2016 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2016. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our Quarterly Report on Form 10-Q for the six months ended June 30, 2016, each of which are incorporated by reference into this prospectus. See “Where You Can Find More Information.” The per common share data below has been adjusted to give retroactive recognition to stock dividends.
	As of and for the Six Months Ended June 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Balance Sheet Data:
Investment Securities	$692,072	$752,135	$695,529	$728,981	$618,716	$284,452
Mortgage-backed Securities	1,509,188	1,492,653	1,395,498	1,115,827	1,051,898	1,729,516
Loans, Net of Allowance for Loan Losses	2,369,413	2,412,017	2,167,841	1,332,396	1,242,392	1,068,690
Total Assets	5,035,005	5,162,076	4,807,261	3,445,663	3,237,403	3,303,817
Deposits	3,570,249	3,455,407	3,374,417	2,527,808	2,351,897	2,321,671
Long-term Obligations	559,148	562,592	660,363	559,660	429,408	321,035
Shareholders’ Equity	472,300	444,062	425,243	259,518	257,763	258,927
Income Statement Data:
Interest Income	$84,101	$154,532	$123,778	$119,602	$116,020	$131,038
Interest Expense	13,105	19,854	16,956	17,968	26,895	35,631
Provision for Loan Losses	6,084	8,343	14,938	8,879	10,736	7,496
Deposit Service Income	10,184	20,112	15,280	15,560	15,433	15,943
Net Gain on Sale of Securities Available for Sale	3,169	3,660	2,830	8,472	17,966	11,795
Noninterest Income	20,966	37,895	24,489	35,245	40,021	35,322
Noninterest Expense	55,222	112,954	97,704	81,713	76,107	72,348
Net Income Attributable to Southside Bancshares, Inc.	24,911	43,997	20,833	41,190	34,695	39,133
Per Share Data:
Earnings Per Common Share:
Basic	$0.94	$1.65	$0.99	$1.99	$1.65	$1.86
Diluted	0.94	1.65	0.99	1.99	1.65	1.86
Cash Dividends Paid Per Common Share	0.47	1.00	0.96	0.91	1.11	0.90
Book Value Per Common Share	17.99	16.66	16.00	12.51	12.43	12.30

(1)
We completed the acquisition of Omni on December 17, 2014. Accordingly, our balance sheet data as of December 31, 2014 reflects the effects of the acquisition of Omni. Income statement data with respect to Omni includes only the results of Omni’s operations for December 17 – December 31, 2014.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Our consolidated ratios of earnings to fixed charges (from continuing operations) for each of the periods shown are as follows:
	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	5.8	6.2	3.1	5.7	3.6	3.5
Including interest on deposits	3.3	3.6	2.1	3.6	2.6	2.4
For purposes of computing the foregoing ratios, earnings represent continuing operations income (loss) before applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense. Fixed charges, including interest on deposits, include all interest expense, amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Restated Certificate of Formation and Amended and Restated Bylaws and include all material information with respect to our capital stock. Reference is made to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. See “Where You Can Find More Information.”
General
Our Restated Certificate of Formation authorizes us to issue up to 40,000,000 shares of common stock, par value $1.25 per share.
As of September 7, 2016, there were 26,276,812 shares of common stock outstanding, approximately 796,000 shares issuable upon exercise of outstanding stock options and approximately 72,000 shares issuable upon the vesting of restricted stock units.
Common Stock
Voting Rights
Each holder of shares of Southside common stock is entitled to one vote for each share held on all questions submitted to a vote at a meeting of shareholders. Holders of shares of Southside common stock do not have cumulative voting rights in the election of directors.
Election of our directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present. Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or the restated certificate of formation) require approval by the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, or expressly abstained from voting with respect to, the matter at a shareholder meeting at which a quorum is present.
Our restated certificate of formation provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in our amended and restated bylaws. This helps ensure the continuity of our board of directors and effectively makes it more difficult for potential acquirers of Southside to acquire control of us through control of our board of directors.
Dividends
Our board of directors may declare, at its discretion, dividends payable in cash, property or shares of Southside, subject to our restated certificate of formation and to the extent permitted by applicable law.
Liquidation
Subject to the prior rights of our creditors, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders.
Preemptive Rights
Holders of shares of our common stock do not have preemptive rights. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. Therefore, if additional shares are issued by us without the opportunity for existing shareholders to purchase more shares, a shareholder’s ownership interest in us may be subject to dilution.

Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services.
Certain Provisions of Texas Law and Certain Charter and By-law Provisions
The following sets forth certain provisions of the Texas Business Organizations Code, or the TBOC, and our Restated Certificate of Formation and Amended and Restated Bylaws.
Shareholder Meetings
Our Amended and Restated Bylaws provide that special meetings of the shareholders may be called by our President and shall be called by our President or Secretary at the request in writing of a majority of our board of directors, or at the request in writing of Southside shareholders owning not less than 10% of all the shares entitled to vote at the meeting. A request for a special meeting must state the purpose of the proposed meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.
Action by Shareholders without a Meeting
The TBOC permits shareholder action by unanimous written consent. Our Amended and Restated Bylaws provide that shareholders have the authority to take any action by unanimous written consent.
No Cumulative Voting
The TBOC provides that a corporation may limit or prohibit a shareholder’s right to cumulate votes in the election of directors pursuant to its certificate of formation. Our Restated Certificate of Formation prohibits cumulative voting in the election of directors.
Director Removal
Our Bylaws provide that any or all of our directors may be removed from office, for cause only, by a majority shareholder vote.
Classified Board and Term of Directors
Our Restated Certificate of Formation provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in our Amended and Restated Bylaws.
Requirements for Advance Notification of Shareholder Nominations and Proposals
Our Amended and Restated Bylaws set forth advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or its committees.
Texas Business Combination Statute
We are subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, share exchanges and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder or an affiliate or associate of the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.
Neither our Restated Certificate of Formation nor our Amended and Restated Bylaws contain any provision expressly providing that we will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Southside, even if such event(s) would be beneficial to our shareholders.
Limitations on Liability and Indemnification of Directors and Officers
Our Restated Certificate of Formation limits the liability of our directors to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for (1) a breach of the director’s duty of loyalty, (2) acts or omissions not in good faith that (a) constitute a breach of the director’s duty to the corporation or (b) involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common stock, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
•
the offering price at which we will issue the warrants;

•
the total number of warrants;

•
any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•
the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•
the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•
the date on and after which the warrants and any related securities will be transferable separately;

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the dates on which the right to exercise the warrants shall commence and expire;

•
federal income tax considerations; and

•
any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock will not have any rights of holders of the common stock purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon the exercise.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of  “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•
the title of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

•
the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•
the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of  $1,000 and any integral multiple in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•
any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•
any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•
we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•
certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•
default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

•
default in the payment when due of principal of any debt security of that series;

•
default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•
default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•
reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions
“Indebtedness” means:
(1)
all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)
all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)
all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
•
the title of any series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
information with respect to any book-entry procedures;

•
a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•
any other material terms of the units and their constituent securities.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling shareholder by filing a prospectus supplement with the Commission. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling shareholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the NASDAQ Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling shareholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling shareholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling shareholders, the number and classes of our securities beneficially owned by such selling shareholders that are offered by such prospectus supplement, the amount to be offered for the shareholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of these methods.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
In addition, the manner in which we and/or any selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
A prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling shareholders from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling shareholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS
The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Southside’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Southside Bancshares, Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$69,350,000
Common Stock

PROSPECTUS SUPPLEMENT
(to the Prospectus dated September 12, 2016)

December 6, 2016